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                                                                   Exhibit 10.11

                       AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement is made this __ day of November, 1995, between Voice Control Systems, Inc., successor by merger to VCS Industries, Inc., having its principal place of business at 14140 Midway Road, Suite 100, Dallas, Texas 75244 (the "Company"), and Peter J. Foster, whose residence is located at 3924 Bryn Mawr, Dallas, Texas 75225 ("Employee").

                             BACKGROUND INFORMATION

        The Company and Employee entered into an Employment Agreement dated June 18, 1993, under which the Company employed Employee as its President and Chief Executive Officer for a fixed term of two years, with an extension term of one year which would take effect automatically unless either party terminated the agreement with 30 days written notice prior to its term. The parties wish to extend the fixed term to four years while maintaining the automatic one-year extension. In addition, the parties wish to increase Mr. Foster's base salary from $150,000 to $175,500 per year.

         Accordingly, in consideration of the premises and mutual agreements set forth below, the Company and the Employee agree as follows:

                             SUBSTANTIVE PROVISIONS

         1. Article 1 of the Employment Agreement is amended to read in its entirety as follows:

                 "Subject to the provisions hereof, the term of Employee's employment by the Company under this Agreement shall be a period of four years beginning on the date hereof; provided, however, that the term of employment shall be extended for an additional one-year period, unless, on or prior to the date 30 calendar days prior to the end of such four-year period either Company or Employee shall give notice to the other of an intent to terminate this Agreement, in which case the term of employment shall comprise only the original four-year period."

         2. Section 3.01 of the Agreement is amended to add the following sentence following the end of the first sentence and prior to the second sentence:

                 ". Such salary shall be increased to $175,500 per year as of January 1, 1996."
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         3.      Except as amended hereby, the Agreement shall continue in full force and effect.

VOICE CONTROL SYSTEMS, INC.



By:
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Its:                                        PETER J. FOSTER
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